EXHIBIT 21.1
SUBSIDIARIES OF COMMERCIAL VEHICLE GROUP, INC.

Entity		Jurisdiction

1.	Trim Systems, Inc.	Delaware

2.	Trim Systems Operating Corp.	Delaware

3.	CVG International Holdings, Inc.	Barbados

4.	CVG Vehicle Components (Shanghai) Co., Ltd.	China

5.	CVS Holdings Limited	United Kingdom

6.	Commercial Vehicle Systems Limited	United Kingdom

7.	Bostrom Limited	United Kingdom

8.	Bostrom Investments Limited	United Kingdom

9.	KAB Seating, L.L.C.	Delaware

10.	Bostrom International Limited	United Kingdom

11.	KAB Seating AB	Sweden

12.	KAB Seating PTY. LTD.	Australia

13.	KAB Seating SA	Belgium

14.	National Seating Company	Delaware

15.	KAB Seating Limited	United Kingdom

16.	A. Stokes Pressings Limited	United Kingdom

17.	Wilton & Co. Pressings Limited	United Kingdom

Entity		Jurisdiction
18.	Winston Cable Limited	United Kingdom

19.	KAB Tooling Limited	United Kingdom

20.	Bostrom Europe	United Kingdom

21.	The C&P Jig & Tool Limited	United Kingdom

22.	BB Seating Limited	United Kingdom

23.	Palmer & Shelley Limited	United Kingdom

24.	AJW Holdings Limited	United Kingdom

25.	KAB Industries Limited	United Kingdom

26.	KAB Pressings Limited	United Kingdom

27.	KAB Components Limited	United Kingdom

28.	AJ Williams Small Pressings Limited	United Kingdom

29.	Bostrom Vehicle Components Limited	United Kingdom

30.	Inbark Limited	United Kingdom

31.	KAB Engineering Limited	United Kingdom

32.	CVS Holdings, Inc.	Delaware

33.	Sprague Devices, Inc.	Delaware

34.	CVG Management Corporation	Delaware

35.	CVG Logistics, LLC	Delaware

36.	Mayflower Vehicle Systems, LLC	Delaware

37.	T.S. Mexico S. de R. L. de C.V.	Mexico

38.	Monona Corporation	Delaware

Entity		Jurisdiction
39.	Monona Wire Corporation	Iowa

40.	Monona (Mexico) Holdings LLC	Illinois

41.	MWC de Mexico S. de R.L. de C.V.	Mexico

42.	EMD Servicious, S.A. de C.V.	Mexico

43.	Cabarrus Plastics, Inc.	North Carolina

44.	CVG European Holdings, LLC	Delaware

45.	CVG International GP	Bermuda

46.	C.I.E.B. Kahovec, spol. s.r.o.	Czech Republic

47.	CVG Czech Management, s.r.o.	Czech Republic

48.	CVG Global s.a.r.l.	Luxembourg

49.	CVG Czech I s.r.o.	Czech Republic

50.	PEKM Kabeltechnik s.r.o.	Czech Republic

51.	Prettl MKRT Ukraine LLC	Ukraine

52.	CVG Oregon, LLC	Delaware

53.	CVG CS LLC	Delaware

54.	CVG CS S. de R.L. de C.V.	Mexico

55.	CVG AR LLC	Delaware